Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “SG BLOCKS, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 2016, AT 2:12 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2365700 8100 SR# 20164729647	Authentication: 202592126 Date: 06-30-16
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE	State of Delaware Secretary of State Division of Corporations Delivered 02:12 PM 06/30/2016 FILED 02:12 PM 06/30/2016 SR 20164729647 - File Number 2365700

 AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF
SG BLOCKS, INC.

(Pursuant to Sections 242, 245 and 303 of the
General Corporation Law of the State of Delaware)

SG Blocks, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.          The name of the Corporation is SG Blocks, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 29, 1993 under the name of PC411, INC. An Amended and Restated Certificate of Incorporation was filed with the Secretory of State of the State of Delaware on November 4, 2011. The Amended and Restated Certificate of Incorporation was amended on July 17, 2014 by the filing of a Certificate of Amendment.

2.          This Amended and Restated Certificate of Incorporation has been filed pursuant to an order for relief with respect to the Corporation, which order for relief was entered in the United States Bankruptcy Court for the Southern District of New York on June 3, 2016, in accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware (the “General Corporation Law”).

3.          The text of the November 4, 2011 Amended and Restated Certificate of Incorporation, as amended by the July 17, 2014 amendment thereto, is hereby amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is SG Blocks, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:

(a)          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 305,405,010 shares, which are divided into (i) 300,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and (ii) 5,405,010 shares of preferred stock, $1.00 par value per share (the “Preferred Stock”).

1

(b)          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the General Corporation Law. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

(c)          Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other series of Preferred Stock, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

FIFTH: The Corporation is to have perpetual existence.

SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

(a)          The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

(b)          After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

(c)          Whenever the Corporation shall be authorized to issue only one class of stock each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

2	Certificate of Incorporation

SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law, no director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in this article will eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In the event the Delaware General Corporation Law is amended after the date hereof so as to authorize corporate action further eliminating or limiting the liability of directors of the Corporation, the liability of the directors will thereupon be eliminated or limited to the maximum extent permitted by the Delaware General Corporation Law, as so amended from time to time.

NINTH: The Corporation will indemnify any person:

(a)          who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe such person’s action was unlawful, or

(b)          who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust: or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in. good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification will be made in respect of any claim, issue or matters as to which such person will have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper.

3	Certificate of Incorporation

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in section (a) and (b), or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The rights conferred on any director of the Corporation under this Article Ninth will inure to the benefit of any entity that is affiliated with such director and that is a stockholder of the Corporation.

Any indemnification under section (a) and (b) (unless ordered by a court) will be made by the Corporation only as authorized in the specified case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in section (a) and (b). Such determination will be made (1) by the board of directors of a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article Ninth. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

The indemnification and advancement of expenses provided by or granted pursuant to this Article Ninth will not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Corporation may purchase and maintain, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Ninth.

For purposes of this Article Ninth, references to “the Corporation” will include, in addition to the resulting corporation., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under this Article Ninth with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

For purpose of the Article Ninth, references to “other enterprises” will include employee benefit plans; references to “fines” will include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” will include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article Ninth.

4	Certificate of Incorporation

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

(signature page follows)

5	Certificate of Incorporation

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned, its authorized officer, on this 30th day of June, 2016.

By:	/s/ Paul M. Galvin
Name:	Paul M. Galvin
Title:	Chief Executive Officer